Exhibit 23.1

McGladrey & Pullen
Certified Public Accountants


Independent Auditor's Consent



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the QCR Holdings, Inc. 2004 Stock Incentive Plan of our report dated January 23, 2004 relating to the December 31, 2003 financial statements of QCR Holdings, Inc.



/s / McGladrey & Pullen, LLP
----------------------------


Davenport, Iowa
May 28, 2004




McGladrey & Pullen, LLP is a member firm of RSM International-an affiliation of seperate and independent legal entities.